Exhibit 32.1
THE FILM DEPARTMENT HOLDINGS, INC. AND ITS SUBSIDIARIES
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report of The Film Department Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Gill, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Mark Gill
Mark Gill
Chief Executive Officer Date: June 10, 2010